UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On July 2, 2012, The Corporate Executive Board Company (the “Company”) and its wholly-owned subsidiary The Corporate Executive Board Company (UK) Limited (“CEB UK”) entered into a sale and purchase agreement (the “Sale and Purchase Agreement”) pursuant to which CEB UK will acquire the entire issued share capital of SHL Group Holdings 1 Limited and its subsidiaries (together, the “SHL Group”) from funds managed by Hg Capital (“Hg Capital”) and Veronis Suhler Stevenson (“VSS”) (the affiliates of Hg Capital, VSS, and the other parties thereto together, the “Sellers”) for an enterprise value of $660 million (the “Gross Purchase Price”), subject to adjustment as provided in the Sale and Purchase Agreement (the “Acquisition”). A portion of the Gross Purchase Price will be used to repay the SHL Group’s outstanding bank debt and the balance (after reduction for certain expenses and costs set forth in the Sale and Purchase Agreement and the assumption of certain liabilities of the SHL Group that will be assumed in the Acquisition) will be paid to the Sellers for the shares they own in the SHL Group and to repay outstanding loans made to the SHL Group by certain of the Sellers. Upon completion of the Acquisition, the SHL Group will become a wholly-owned indirect subsidiary of the Company. It is expected that closing of the Acquisition will occur during the third quarter of 2012.

The SHL Group is a global leader in cloud-based talent measurement and management solutions and is headquartered in the United Kingdom (“UK”). SHL Group Holdings 1 Limited and certain of its subsidiaries are companies registered in England and Wales, and the principal Sellers are based in the UK. The Sale and Purchase Agreement and the Management Warranty Deed (described below) are governed by UK law.

The principal terms of the Sale and Purchase Agreement are as follows:

•

Purchase Price: Under the Sale and Purchase Agreement, the Gross Purchase Price is subject to adjustments with respect to the indebtedness and certain cash balances of the SHL Group, in each case measured at the date of closing, and adjustments with respect to working capital and certain taxes payable by the SHL Group, in each case measured at the end of the month prior to the month in which closing of the Acquisition occurs.

In addition, for the period from the end of the month prior to the month in which closing occurs to the date of closing, CEB UK will pay interest to the Sellers, at the rate of 7% per annum, on the Gross Purchase Price less the amount of any indebtedness owed by the SHL Group to the Sellers and the amount of certain other debt-like items being assumed by CEB UK.

•

Company Guarantee: Pursuant to the Sale and Purchase Agreement, the Company has agreed to guarantee CEB UK’s obligations under the Sale and Purchase Agreement; however, in no event will the Company’s liability exceed $100 million.

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Consideration: The Sale and Purchase Agreement requires CEB UK to make payments to the Sellers in a combination of British pounds sterling and US dollars. On July 2, 2012, the Company entered into a currency forward contract (the “Deal Contingent Hedge”) with Bank of America N.A. and Barclays Bank, PLC to lock in a range of conversion rates (with the specific forward rate varying based on the date on which the Acquisition closes) for the conversion into British pounds sterling on the closing date of $330 million (the amount of Gross Purchase Price that CEB UK is obligated to convert into British pounds sterling on the date of the Sale and Purchase Agreement). Under the Deal Contingent Hedge, if the Acquisition does not close on or before September 30, 2012 (the “Contingency Period End Date”), then the Deal Contingent Hedge will terminate with no payments owing by either party thereunder; provided, however, that if the Acquisition does not close pursuant to its terms and a transaction or series of transactions with comparable economic effect is consummated between the parties to the Acquisition or their affiliates within 180 days following the Contingency Period End Date, the Deal Contingent Hedge will be net cash settled in US dollars based on its market value as of the Contingency Period End Date together with interest on such amount from the Contingency Period End Date to the settlement date.

•

Funding: The Acquisition (including transactions costs and expenses) will be funded with $575 million of term borrowings under a new $625 million credit facility (the “Credit Facility”), and the remaining amount from the Company’s available cash. The Company entered into the credit agreement for this new facility at the time that it signed the Sale and Purchase Agreement. The new credit agreement is described below under the heading “Credit Facility.”

•

Conditions: The Acquisition does not require the approval of the Company’s stockholders, and the Company’s obligation to close is not conditioned on receipt of debt financing by the Company. Under the Sale and Purchase Agreement, closing of the Acquisition is conditioned only upon clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the submission of a letter by Personnel Decisions Research Institutes, Inc. (an indirect wholly owned subsidiary of the SHL Group that provides services to the US government) (“PDRI”), agreeable in form and substance to the Company, to the US Defense Security Service (“DSS”) in respect of a plan to operate the business of PDRI pursuant to a plan with the DSS sufficient to mitigate foreign ownership, control or influence. DSS approval of the plan is not required prior to closing. In addition, CEB UK will not be required to close the Acquisition unless it receives all of the shares of the SHL Group.

•

Representations and Warranties: The Sale and Purchase Agreement contains certain limited representations and warranties including with respect to the capacity of the parties to enter into the Sale and Purchase Agreement and the ability of the Sellers to sell the shares owned by them. Under the terms of the Sale and Purchase Agreement, the Company has also undertaken to maintain the Credit Facility in full force and effect and not to take any action in respect of the Credit Facility that might adversely affect the ability to draw down the funds that are required to pay the consideration and complete the Acquisition.

In connection with the Sale and Purchase Agreement, CEB UK entered into a warranty deed with certain managers of the SHL Group (the “Managers”) on July 2, 2012 (the “Management Warranty Deed”). The Management Warranty Deed contains certain business operational and accounting representations and warranties made by the Managers with respect to the SHL Group. The liability of the Managers for claims made under the Management Warranty Deed in respect of breach of any representation or warranty is several and the liability of each Manager is limited to 30 percent of the Acquisition proceeds (net of tax) of such Manager. The maximum aggregate liability of all of the Managers is approximately £5 million.

•

Interim covenants: The Sale and Purchase Agreement contains certain interim covenants regarding the operation of the business of the SHL Group between the date of the Sale and Purchase Agreement and closing. The covenants restrict the SHL Group from engaging in any actions outside of the ordinary course of business of the SHL Group and include restrictions on, among other things, any incurrence of new indebtedness by the SHL Group and any acquisitions or dispositions of assets by the SHL Group. CEB UK is entitled to make claims for damages against the Sellers if the covenants are breached.

•

Non-solicit and non-compete: The Sale and Purchase Agreement prohibits certain Sellers (excluding Hg Capital and VSS) for a period of two years following the closing of the Acquisition from soliciting or hiring the SHL Group employees retained by CEB UK or from soliciting material customers of the SHL Group. In addition, certain Sellers (excluding Hg Capital and VSS) have agreed that they will not engage in any activities which compete with the SHL Group for a period of one year from closing of the Acquisition.

The Sale and Purchase Agreement and the Warranty Deed have been included as exhibits to this Current Report on Form 8-K to provide you with information regarding their terms. They are not intended to provide any other factual information about the Company, CEB UK, the Sellers, or the SHL Group. The Sale and Purchase Agreement and the Warranty Deed each contain representations and warranties that the parties thereto made to each other as of a specific date. The assertions embodied in the representations and warranties in the Sale and Purchase Agreement and the Warranty Deed were made solely for purposes of the Sale and Purchase Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Sale and Purchase Agreement and to the Warranty Deed rather than establishing matters as facts.

The foregoing descriptions of the Sale and Purchase Agreement and Warranty Deed do not purport to be complete and are qualified in their entirety by reference to the Sale and Purchase Agreement and Warranty Deed, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Additional information regarding the aforementioned items is included in the news release issued by the Company on July 2, 2012, which is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Credit Facility

In connection with the execution of the Sale and Purchase Agreement, and to provide a substantial portion of the funding for the Acquisition, on July 2, 2012, the Company, together with certain of its subsidiaries acting as guarantors, entered into a new credit agreement dated as of July 2, 2012 with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the lenders party thereto from time to time, and Barclays Bank, PLC, as Syndication Agent (the “Credit Agreement”). The Credit Agreement provides for (i) a term loan A in an aggregate principal amount of $200 million (the “Term A Loan Facility”), (ii) a term loan B in an aggregate principal amount of $375 million (the “Term B Loan Facility” and together with the Term A Facility, the “Term Facilities”) and (iii) a $50 million revolving credit facility, (the “Revolving Credit Facility”, and together with the Term A Loan Facility and the Term B Loan Facility, the “Senior Secured Credit Facilities”). The Revolving Credit Facility contains letter of credit and swing line loan sub-facilities.

The closing of the Senior Secured Credit Facilities and the funding of borrowings under it are subject to the consummation of the Acquisition (to occur simultaneously with funding) and the satisfaction of other limited conditions, consisting primarily of delivery of customary closing documents and legal opinions. (Closing and funding are not conditioned upon syndication of any of the borrowings under the Senior Secured Credit Facilities.) At the closing, it is expected that the full amounts of the Term A Loan Facility and the Term B Loan Facility will be drawn, and approximately $6 million of letters of credit will be rolled over from the credit agreement the Company entered into on March 16, 2011 (the “Prior Credit Facility”) to the Revolving Credit Facility. The Prior Credit Facility will be terminated and all of the commitments under it will be released.

The Revolving Credit Facility and the Term A Loan Facility will mature five years from the closing date. The Term B Loan Facility will mature seven years from the closing date. The principal amount of the Term A Loan Facility amortizes in quarterly installments equal to (i) for the first two years after the closing, 1.25% of the original principal amount of the Term A Loan Facility and (ii) for the next three years thereafter, 2.5% of the original principal amount of the Term A Loan Facility, with the balance payable at maturity. The principal amount of the Term B Loan Facility amortizes in quarterly installments, commencing after the closing, equal to 0.25% of the original principal amount of the Term B Loan Facility, with the balance payable at maturity.

Subject to certain exceptions, the Term Facilities are subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or its subsidiaries in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (b) 100% of the net cash proceeds from issuances or incurrences of debt by the Company or its Subsidiaries (other than indebtedness permitted by the Credit Agreement); and (c) beginning with the first full fiscal year after the closing (2013), 50% (with a step-down to 25% based upon achievement of a specified leverage ratio) of annual excess cash flow of the Company.

Borrowings under the Senior Secured Credit Facilities bear interest at rates based on the ratio of the Company’s and its subsidiaries’ consolidated first lien indebtedness to the Company’s and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Senior Secured Credit Facilities (the “First Lien Leverage Ratio”). The interest rate per annum applicable to the loans under the Senior Secured Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable margin and, at the Company’s election from time to time, either (1) a base rate determined by reference to the highest of (a) the rate as publicly announced from time to time by Bank of America as its “prime rate”, (b) the federal funds effective rate plus 0.50% and (c) (i) with respect to the Term A Facility and the Revolving Facility, one-month LIBOR plus 1.00%, and (ii) with respect to the Term B Facility, one-month LIBOR (with a floor of 1.25%) plus 1.00%, or (2) a Eurocurrency rate determined by reference to LIBOR with a term, as selected by the Company, of one, two, three or six months (or nine or twelve months if consented to by all the lenders under the applicable loan). As of the closing, the Term A Loan Facility and the Revolving Credit Facility have applicable margins equal to 2.0%, in the case of base rate loans, and 3.0%, in the case of LIBOR loans, and the Term B Loan Facility has applicable margins equal to 2.50%, in the case of base rate loans, and 3.50%, in the case of LIBOR loans. Borrowings under the Term B Loan Facility will be subject to a floor of 1.25% in the case of LIBOR loans and 2.25% in the case of base rate loans.

Beginning after the closing, the Company must pay the Administrative Agent a quarterly commitment fee based upon the amount by which the aggregate revolving commitments exceed the outstanding loans, less the amount of other obligations of the Company payable under the Revolving Credit Facility in the applicable quarterly period. Additionally, under the Revolving Credit Facility, the Company must pay the lenders certain letter of credit fees based upon the daily amount available to be drawn under such letters of credit.

The Senior Secured Credit Facilities also contain customary financial and other covenants, including: limitations on the ability of the Company and its subsidiaries to incur debt or liens or make certain investments and restricted payments, a requirement to maintain certain leverage and interest coverage ratios, and certain restrictions on the sale of assets and capital expenditures. A violation of these covenants could result in the Company being prohibited from making certain restricted payments, including dividends, or cause a default under the Senior Secured Credit Facilities, which would permit the participating lenders to restrict the Company’s ability to access the Senior Secured Credit Facilities and require the immediate repayment of any outstanding advances made under it.

The Senior Secured Credit Facilities will be secured by certain collateral, subject to certain exceptions and thresholds, including: (a) a perfected first priority security interests in substantially all tangible and intangible personal property and fee-owned real property of the Company and each of the Company’s wholly-owned material subsidiaries and (b) a perfected first priority pledge of (i) the equity interests of each direct domestic restricted subsidiary of the Company and each of the Company’s wholly-owned material subsidiaries and (ii) 65% of the stock of each material first-tier foreign restricted subsidiary of the Company.

The foregoing description of the Senior Secured Credit Facilities and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Senior Secured Credit Facilities above is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On July 2, 2012, the Company issued a press release announcing its entry into the Sale and Purchase Agreement and the Senior Secured Credit Facilities as described above under Item 1.01. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

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The Company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q, and 8-K and other publicly available information should be consulted for other important information about the registrant. Some of the matters discussed in this Current Report on Form 8-K (including Exhibit No. 99.1) contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. We also disclose non-historical information that represents management’s expectations with respect to the proposed acquisition with the SHL Group, which are based on numerous assumptions. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to be materially different from projected results. You are hereby cautioned that these statements are based upon the Company’s and its subsidiaries’ (together, “CEB”) expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in the Company’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. CEB’s expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. There can be no assurance as to the timing of the closing of the transaction with the SHL Group, or whether the transaction will close at all or on the terms described herein. In addition, the following factors relating to the acquisition and the new credit facility, among others, could cause or contribute to material differences between actual results and those described in CEB’s forward-looking statements: we may not realize the anticipated benefits of the proposed acquisition of the SHL Group; the terms and conditions of required regulatory approvals for the transaction may affect CEB’s future operations and results; we may not be able to implement and execute planned integration measures on a timely basis or at all; the businesses of CEB and the SHL Group may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; potential operating costs, customer loss and business disruption (including employee loss or turnover) following the acquisition may be greater than expected; expected cost savings from the acquisition may not be fully realized or may not be realized within the expected time frames; after completion of the acquisition, we will face various risks as a result of incurring significant leverage to fund the acquisitions, including that we may not generate sufficient cash flow to make interest payments and required principal repayments under CEB’s new credit facility or may face liquidity constraints, we may not be able to comply with financial covenants and ratios, and the restrictions imposed by the financial covenants and ratios and the other covenants and requirements of CEB’s new credit facility may significantly restrict CEB’s flexibility in operating CEB’s business in the future; if we are unable to comply with the terms of CEB’s new credit facility, any defaults could result in material and adverse effects to CEB’s business and its future financial condition and performance. Additional factors that could cause CEB’s actual results to differ materially from those described in the forward-looking statements, include CEB’s dependence on renewals of CEB’s membership-based services, the sale of additional programs to existing members and CEB’s ability to attract new members, CEB’s potential failure to adapt to member needs and demands, CEB’s potential inability to attract and retain a significant number of highly skilled employees, fluctuations in operating results, CEB’s potential inability to protect CEB’s intellectual property rights, CEB’s potential exposure to data protection requirements in numerous geographies, CEB’s potential exposure to loss of revenue resulting from CEB’s service guarantee, exposure to litigation related to CEB’s content, various factors that could affect CEB’s estimated income tax rate or CEB’s ability to use CEB’s existing deferred tax assets, changes in estimates or assumptions used to prepare CEB’s financial statements, CEB’s potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of the ongoing uncertainty in the worldwide economy and possible volatility of CEB’s stock price, as well as other forward-looking statements included in CEB’s periodic reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent estimates and assumptions only as of the date of this presentation, and no duty is undertaken to update them to reflect new information, events or circumstances. The forward-looking statements in this Current Report on Form 8-K are made as of July 2, 2012. Additional factors that could cause CEB’s results to differ materially from those described in the forward-looking statements, are set forth in CEB’s periodic reports filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of SHL Group Holdings 1 Limited and Certain Shares in SHL Group Holdings 3 Limited between the Sellers, The Corporate Executive Board Company (UK) Limited (as Buyer), The Corporate Executive Board Company (as Guarantor), and VSS Communications Partners IV, L.P. (as Qwiz Guarantor), dated July 2, 2012.

2.2	Warranty Deed, dated as of July 2, 2012, by and among The Corporate Executive Board Company (UK) and the Warrantors party thereto.

10.1	Credit Agreement, dated as of July 2, 2012, by and among The Corporate Executive Board Company, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

99.1	The Corporate Executive Board Company’s press release, dated July 2, 2012 announcing its entry into the purchase agreement and credit facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY (Registrant)

Date: July 3, 2012	By:	/s/ Richard S. Lindahl
Richard S. Lindahl Chief Financial Officer